General Steel Holdings, Inc.
(GSI: AMEX)

December 2007

Safe Harbor Statement

The forward-looking statements (including Company projections) made in this presentation and any subsequent Q&A are subject to risks, uncertainties and certain assumptions. The Company's actual results may differ materially from those currently anticipated due to a number of risk factors, including, but not limited to, any comments relating to our financial performance, the competitive nature of the marketplace, the condition of the worldwide economy and other factors that have been or will be detailed in the Company's Form 8-K's for 2003-2007 and 10KSB's and 10QSB's or other documents filed with the Securities and Exchange Commission. For more detailed information on the Company, please refer to the Company filings with Securities and Exchange Commission, which are readily available @http://www.sec.gov/cgi-bin/browse-edgar?action using the Company's name or ticker symbol.

Table of Contents

Overview

- China's first non-government owned steel company - founded 1989
- Controlling interest in 3 steel subsidiaries with an aggregate production capacity of 3 million tons
- Main products include rebar, hot-rolled carbon and silicon steel sheets, double spiral-weld pipes
- Well positioned to consolidate a fragmented industry while augmenting returns for shareholders

Ticker:	GSI
Exchange	AMEX
Share Price:	$9.94 (as of Nov. 30 2007)
Shares Outstanding:	34.5mm
Market Cap:	$342.9mm
Projected 2007 Revenue	$751.2mm (1)
Projected 2007 Net Income	$16.4mm (1)
Legal Counsel:	Baker & McKenzie, LLP
Auditors:	Moore Stephens Wurth Frazer & Torbet, LLP


Molten Pig Iron

(1) As per 8K filed May 14, 2007 and Reiterated on October 23, 2007

Management Team

- ***Henry Yu**: Founder, CEO and Chairman of the Board.* First private steel enterprise owner in China (1989), Former CEO of DQ Metal Sheet Co., Ltd.; MBA, BA Business Management, BS in Engineering; China National Representative to Asia Pacific Economic Cooperation (APEC) forum

- ***John Chen**: Chief Financial Officer.* California CPA license; 7 years public and private practice with US and Chinese companies; BS degree from Cal Poly Pomona; Bi-lingual English & Chinese

- ***Ross Warner**: Director.* 18 years management experience with companies working in Asia; 9 years in China; MBA from Thunderbird; Bi-lingual English & Chinese

- ***Zhang Danli:** Director.* President and Chairman of Shaanxi Longmen Iron and Steel Group Co. Ltd., General Manager of General Steel – Longmen Joint Venture; 30 years working experience in central China steel industry; BS degree in Architecture from Xi'an University of Architecture and Technology

Investment Highlights

- **One of the fastest growing steel companies in China.** 2007 net income projected at $16.4mm, up from $1.0mm in 2006 as a result of strong organic growth and highly attractive and accretive acquisitions.
- **One of the leading aggregator of steel companies in China.** Recently acquired Longmen steel operations. Longmen is the largest vertically integrated steel producer in Shaanxi province.
- **Experienced Management with proven track record.** Over 50 years of cumulative experience in the steel industry. Acquired Longmen for an attractive 4x trailing 2006 net income.
- **Strong industry fundamental and consolidation opportunities.** The Chinese government is driving consolidation among the 1,100 steel producers. Global and China steel prices are forecasted to remain strong through 2009.
- **Active pipeline of additional acquisition opportunities.**

Industry Trends

China Steel Demand / Supply

- China is the world's largest producer and consumer of steel products

Forecasted Demand


(Million Tons)
600
500
400
300
200
100
0
CAGR 12.3%
173
211
271
312
376
450
470
505
530
550
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
Demand

China represents about 40% of global output


(Million Tons)
1,400
1,200
1,000
800
600
400
200
0
777
783
829
825
883
945
1,027
1,103
1,211
757
219
269
348
421
279
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007YTD
World
China

Source: National Statistics & 2007 Steel industry risk analysis report, Clarksons Research

China Steel Market

- According to the China Iron & Steel Association, the whole steel industry in China achieved a profit about $21billion, up 30.6% from last year
- Industry analyst forecasts China's steel output will increase 7% annually over the next three years and consumption will grow 12% during the same period
- Global steel prices have performed strongly this year supporting China's domestic price levels. Steel prices are forecasted to remain strong through the end of 2009
- The real estate industry is forecasted to grow 25% annually through 2009 resulting in the potential for sustained upward demand for steel construction materials such as rebar



Source: BOCI China Steel Industry, Standard & Poor's Industry Surveys

Industry Overview

- China's domestic steel industry is highly fragmented – approximately 1,100 companies
  - -- Currently, the top 10 producers in China only control 34% of capacity, compared to POSCO, the largest producer in Korea with a domestic market share of more than 65% (2005)
  - -- The central government is driving a national industry consolidation effort through forced mergers, closures and heightened operating restrictions
- The steel industry is considered a strategic industry in China, thereby strictly limiting foreign M&A opportunities
  - -- Central government has designated the domestic steel industry as "restricted" from foreign controlling interest
  - -- China passed new antitrust laws with additional scrutiny on foreign M&As for national security concerns

As a result of these factors and as a US listed Chinese company with a strong track record, General Steel is well positioned to not only grow organically but to capitalize on industry rationalization

Source: Standard & Poor's Sector Review, BOCI China Steel Industry

Portfolio Companies

Corporate Structure



1. Headquarter: Beijing
   General Steel Holdings, Inc.
2. Tianjin Daqiuzhuang Metal Sheet Co., Ltd. ("DQ")
3. Baotou Steel - General Steel Special Steel Pipe Joint Venture Co., Ltd. ("Baotou")
4. Shaanxi Longmen Iron & Steel Co., Ltd. Joint Venture ("Longmen")

General Steel Holdings, Inc.
Projected 2007 Revenue:
$751.2mm [(1)]

100%	80%	60%
DQ	Baotou	Longmen

(1) As per 8K filed May 14, 2007

DQ



Production facilities added in 2006



Hot-rolled steel sheet production

- **Located 20 miles from Tianjin – transportation hub of Northeast**
- **320,390 square feet of building space on 17.8 acres of land.**
- **50% market share for hot-rolled sheets used in manufacturing light agricultural vehicles**
- **First 9 months of 2007 revenues on a comparative standalone basis have increased 25.2%**

- 10 production lines – 4 added in 2006
- 400,000 tons annualized production capacity – 150,000 tons added in 2006
- 3 regional sales offices – 2 added in 2006
- 35 distributors – 19 added in 2006

Baotou

- Strategic partnership with Baotou Iron and Steel Group: a Top-10 steel company in China – 80% ownership position
- $5.1 million to obtain majority ownership
- Since inception of the JV in May 2007 and commencement of operations in the third quarter 2007 the JV has generated $3.8 million in revenue
- Location in Kundulun, Inner Mongolia, China
- Products include double spiral-weld steel pipes used in energy sector to transport oil, natural gas and steam – expanded product mix will include other types of pipes used in the energy sector
- Final production capacity is 600,000 tons – to be implemented in 3 stages
- Raw Materials: Baotou Iron and Steel Group owns a large iron-ore mine 150km to supply raw materials





Spiral weld steel pipe production

Source: 8k filed May 15, 2007, September 30, 2007 10Q

Longmen

- Largest steel producing facility in Shaanxi province
  - – 2.5 million tons of annualized capacity
  - – 2006 revenue of $705mm and ($988mm pro forma for the first nine months of 2007)
- Joint Venture assumes existing operations of Shaanxi Longmen Iron and Steel Group Co., Ltd. – consolidated June 2007
  - -- Revenue since the inception of JV through September 30, 2007 is $379 million
- Fully-integrated production capabilities: mining, coking, sintering, iron making, steel making, steel-rolling
- General Steel has 60% ownership position which was acquired for approximately $39 million
- Main products include rebar and infrastructure related products – 94% of production is rebar



Pig Iron being poured into converter



Rebar cooling



Continuous Casting Billets

Source: 10Q filed September 30, 2007 and 8k dated September 5, 2007

Longmen

- Integrated production capability (from raw material to finished steel products) allows for more cost-efficient production – fewer than 10% of Chinese steel companies have this capability
- Regional resource bases of iron ore, coke, water, electricity, limestone – approximately 80-90% of iron-ore sourced locally
- Received "Go West" tax treatment which reduced tax rate – from 33% to 15%
- Long Steel Group owns mineral rights for an iron-ore mine with 300 million ton reserves – joint venture has Rights of First Refusal for development and sale
- Located in Shaanxi province, a bridgehead for Western region development. Development of the western region is a top-five priority for the central government
- Estimated 72% market share of Xi'an and surrounding area
- "Regional steel products" produced in the region have transportation cost advantages
- No major competitors within 250km

Joint Venture valuation based on approximately 4.0x multiple of 2006 net income

Financial Review

2007 Highlights and Select Financials

Growth Highlights

- Longmen: Signed 60% Joint Venture agreement with Shaanxi Longmen Iron and Steel Group, Co., Ltd., Shaanxi Province's largest steel producer (began operations in June 2007)
- Baotou: Finalized 80% ownership position in a Joint Venture agreement with Baotou Iron & Steel Group – full production began in 3rd quarter 2007
- DQ: Purchased 30% remaining outstanding shares of subsidiary Tianjin Daqiuzhuang Metal Sheet Co., Ltd.

Increased annualized aggregate production capacity from 400,000 tons to 3 million tons (650%)

- *Sales Revenue* increased **636%** to $345.4million
- *Gross Profit* increased **1566%** $25.9 million
- *Net Income* increased **substantially** to $8.0 million
- *Earning per share* rose to $0.25 per share, up from $0.01 per share
- Third Quarter 2007 was the first full quarter of contribution for all three of the Company's subsidiaries

Summary of Growth in 2007 (as of September 30, 2007)

Source: 10Q filed September 30, 2007

	First 9 months of 2006	First 9 months of 2007
No. of Subsidiaries	1	3
Capacity (ton)	400,000	3 million
Product Categories	1 main product	Diversified product mix
Market Share	50% in agricultural vehicle market	Strong presence in several markets
No. of Sales Offices	3	6
Sales	$97.0mm	$504.3mm
Net Income	$0.5mm	$10.4mm
EPS	$0.02	$0.33

As a result of strategic acquisitions and continued growth General Steel has expanded it's product portfolio while becoming a larger player in the Chinese Steel industry

Consolidated Income Statement

(USD ,000)	Historical (1) 2004	2005	2006	First 9 months of 2007 (2)
Total Revenue	**87,832**	**89,740**	**139,495**	**504,247**
Total Cost of Revenue	(81,613)	(81,166)	(135,324)	(468,510)
Total Gross Profit	**6,219**	**8,574**	**4,171**	**35,736**
SGA Expense	(2,317)	(2,781)	(2,421)	(10,269)
Operating Income (EBIT)	**3,902**	**5,793**	**1,749**	**25,466**
Other Income	(44)	(6)	2,428	2,291
Interest Expense	(1,572)	(1,675)	(2,345)	(6,670)
Profit before Tax & Minority Interest	**2,286**	**4,112**	**1,833**	**21,087**
Tax	(906)	-	-	3,359
Net Profit before Minority Interest	**1,379**	**4,112**	**1,833**	**17,728**
Minority Interest	(464)	(1,372)	(799)	(7,359)
Net Profit	**915**	**2,740**	**1,034**	**10,369**

(1) Historical data represents only DQ as Baotou and Longmen joint ventures were completed in 2007

(2) Consolidated financial results for 2007 only include approximately 4 months of contribution from Longmen JV and 3 months contribution from Baotou Steel Pipe JV

Potential Earnings Impact

- Actual vs. Pro forma [1] condensed income statement prepared according to GAAP

($ Million)	1st 9 month Actual	1st 9 months Pro forma (1)	2007 Pro forma (2)
Sales	$504.2	$981.7	$1,281.7
Cost of Sales	468.5	906.9	
Gross Profit	35.7	74.8	
Net Income	10.4	18.0	25.0

(1) Pro forma results reflect consolidated financial statements of Longmen Joint Venture as of Jan. 1, 2007. Actual results only include four months of consolidated financial statements of Longmen Joint Venture. The pro forma may not be indicative of the results that actually would have occurred if the acquisition had been in effect from and on the dates indicated or may be obtained in the future. As per 10Q filed September 30, 2007

(2) Based on Pro forma Results through the first 9 months plus management issued guidance on October 23, 2007 for fourth quarter revenue of $300 to $340 million in revenue and $7 to $7.5 million in net income

Consolidated Balance Sheet Highlights

(USD ,000)

Assets:	September 30, 2007	December 31, 2006
Cash and Restricted Cash	$16,854	$11,063
Accounts Receivable	$18,522	$17,096
Accounts Receivable Related Party	$12,436	$--
Notes Receivable	$14,816	$538
Inventories	$74,116	$12,489
Advances on Inventory Purchases	$85,012	$2,318
Total Current Assets	$225,809	$44,670
Property Plant and Equipment	$207,347	$26,607
Total Assets	$455,539	$73,822
Liabilities:		
Total Accounts Payable	$96,822	$3,002
Total Short Term Debt	$174,042	$38,793
Customer Deposits	$50,910	$1,094
Taxes Payable	$16,760	$5,392
Total Current Liabilities	$379,526	$53,575
Minority Interest	$36,583	$6,186
Shareholder's Equity	$39,430	$14,061

Investment Highlights

- **One of the fastest growing steel companies in China**
  - 2007 pro forma revenue of over $1.2 billion and pro forma net income in excess of $25 million as compared to $139 million and $1.0 million respectively in 2006
- **One of the leading aggregators of steel companies in China with an increasingly diverse product portfolio**
- **Experienced Management with a proven track record of success.**
  - Significant ownership by management ensures goals are aligned with shareholders
- **Ability to identify and consolidate other attractive acquisition candidates.**
  - The Chinese government is driving consolidation among the 1,100 steel producers. Only the largest and best capitalized industry players will participate
- **Global and Chinese steel prices are forecasted to remain strong through 2009 providing a solid back drop for General Steel to increase revenue and profits**

Questions?

Investor Contact:

Matt Hayden

HC International

(858) 704 5065

matt@haydenir.com

Company Contact:

Ross Warner

General Steel Holdings, Inc.

86-10-5879-7346 (Beijing)

ross@gshi-steel.com